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                                                                Exhibit 10.26


( ) TO BE RECORDED WITH THE STATE CORPORATION COMMISSION, RICHMOND, VIRGINIA

(X) TO BE FILED IN THE FINANCE RECORDS OF ARLINGTON COUNTY, VIRGINIA

( ) TO BE RECORDED WITH THE MARYLAND STATE DEPARTMENT OF ASSESSMENTS AND
    TAXATION

               THE SECURED PARTY DESIRES THIS FINANCING STATEMENT
                  TO BE INDEXED AGAINST THE RECORD OWNER OF THE
               REAL ESTATE DESCRIBED IN EXHIBIT A ATTACHED HERETO.

                               FINANCING STATEMENT

                         Dated: as of November 25, 1998

         This Financing Statement is presented to a filing officer for filing pursuant to the Uniform Commercial Code.

DEBTOR:                   ARLINGTON SQUARE LIMITED PARTNERSHIP,
                          a Virginia limited partnership
                          c/o The Washington Corporation
                          4650 East West Highway, Suite 251
                          Bethesda, Maryland 20814
                          Attention: William N. Demas



SECURED PARTY:            METROPOLITAN LIFE INSURANCE COMPANY,
                           a New York corporation
                          200 Park Avenue, 12th Floor
                          New York, New York 10166
                          Attention: Senior Vice-President Real
                                     Estate Investments

             and          Metropolitan Life Insurance Company
                          One Madison Avenue
                          New York, New York 10010-3690
                          Attention: Vice-President and Investment Counsel
                                     Real Estate Investments

         1. This Financing Statement covers the following types (or items) of property:

                  (i) all of Debtor's present and future estate, right, title and interest in and to the following which are collectively referred to as "REAL PROPERTY":



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                  (a) that certain real property located in Arlington County,
Virginia, which is more particularly described in EXHIBIT "A" attached to the Deed of Trust or any portion of the real property; all easements, rights-of-way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Debtor with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting the real property (collectively, the "LAND");

                  (b) all things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage) and all other equipment, including restaurant equipment, partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the "IMPROVEMENTS");

                  (c) all present and future income, rents, revenue, profits, proceeds, accounts receivable, security deposits, and other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Debtor, any advance payment of real estate taxes or assessments, or insurance premiums made by Debtor and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Debtor in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of the Deed of Trust;

                  (d) all damages, payments and revenue of every kind that Debtor may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

                  (e) all proceeds and claims arising on account of any damage to, or Condemnation (as defined in the Deed of Trust) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

                  (f) all licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements; and

                  (g) all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.

         (ii) all of Debtor's personal property in all of its forms that Debtor now or hereafter owns or in which debtor now or hereafter acquires an interest or right, including, without limitation, those in which Debtor has an interest in mass or a joint or other interest or right of any kind, those which are now or hereafter located on or affixed to the Real Property, and those in transit thereto or in any other location, or used or useful in the operation, use or occupancy of the Real Property or the construction of any improvements thereon, including, without limitation, all of Debtor's right, title and interest in and to the following items (expressly excluding, however, trade fixtures and other personal property of tenants of the Real Property), all of which are collectively referred to as "PERSONAL PROPERTY":

                  (a) any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;

                  (b) all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Debtor in common with others and all documents of membership in any owner's association or similar group;

                  (c) all plans and specifications prepared for construction of the Improvements, and all contracts and agreements of Debtor relating to the plans and specifications or to the construction of the Improvements;

                  (d) all art work located on or used in connection with the Property or its occupation or occupancy;

                  (e) all equipment, furniture, furnishings, appliances, machinery, fixtures, goods and other personal property, at any time located on or used in connection with the Real Property (expressly excluding, however, that certain 1997 Dodge T300 truck having a vehicle identification number of 3B7KF23Z3VM514653);

                  (f) all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale;

                  (g) all leases, tenant security deposits, policies of insurance, accounts (including, without limitation, any escrow account described in the Deed of Trust and all sums on deposit therein), documents, instruments and chattel paper, and other agreements and rights relating to the Real Property, and other general intangibles, including but not limited to all governmental permits relating to construction or other activities on the Real Property, all names under or by which the Real Property may at any time be operated or known, including, without limitation, the NAME "Arlington Square" and any similar name. all rights to carry on business under any such names, or any variant thereof, all trade names, trademarks and franchises relating in any way to the Real Property, all good will in any way relating to the Property, all licenses and permits relating in any way to, or to the operation of, the Property, all contractual rights, all options, all purchase orders, all manufacturers' warranties with respect to improvements, all construction contracts, all maintenance contracts, all service contracts and all of Debtor's claims and rights arising under or pursuant to Section 365 of the Bankruptcy Code, 11 U.S.C. Section 365;

                  (h) the items of personal property listed on EXHIBIT "B" annexed hereto; and

                  (i) all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including, without limitation, judgments, condemnation awards or otherwise) and all substitutions, replacements of, and additions to, any of the foregoing items.

         All of the Real Property and the Personal Property are collectively referred to as the "PROPERTY."

         II. The above-described goods, property, interest and rights are located at or relate to the Real Property and the improvements now or hereafter existing thereon, situate, lying and being in Arlington County, Virginia.

         III. This Financing Statement publicizes the Deed of Trust, Security Agreement and Fixture Filing (the "Deed of Trust") dated as of even date herewith, executed by Debtor in favor of the trustees named therein for the benefit of the Secured Party, securing a debt in the amount of Twenty-One Million Five Hundred Thousand Dollars ($21,500,000.00) to the Secured Party, and recorded among the Land Records of Arlington County, Virginia.

         IV. Proceeds of the collateral are also covered.

                                   DEBTOR:
                                   ARLINGTON SQUARE LIMITED PARTNERSHIP,
                                   a Virginia limited partnership

                                   By: Arlington Square, Inc.,
                                       a Virginia Corporation, general partner


                                       By: /s/ William N. Demas  [Seal]
                                          -----------------------
                                          William N. Demas
                                          President

                                    EXHIBIT A

                       LEGAL DESCRIPTION OF REAL PROPERTY

         Parcel A, ARLINGTON SQUARE, as duly dedicated, platted, and recorded in Deed Book 2210, page 994, among the land records of Arlington County, Virginia.

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                                   EXHIBIT B

                               Personal Property

                                TOOLS AND EQUIPMENT
                                     INVENTORY
                               ARLINGTON SQUARE BLDG.



  NO               EQUIPMENT:
-----   --------------------------------------
  1     Xerox Memory Writer/Typewriter
  6     Tool Carts
  4     Tool Bags
 35     Hand Tools
  1     Key Cutting Machine
  1     Snowblower
  1     Power Washer with Accessories
  1     Lawn Mower
  1     Welding Tank/Accessories
  1     Drill Press
  I     Computer From Scale
  1     Hand Pipe Threader w dies
 10     Hand Tools
  1     Freon Recovery Unit
  2     Answering Machines
  1     Fax Copier
  1     Leaf Blower
  1     Paint Sprayer
  1     Air Compressor
  5     Hand Tools

          FURNITURE, PHONES

1      Desk
1      Credenza
1      File
4      Chairs
2      Phones
1      6 x 12" Misc Storage Shelving
a      Workbenches/Organizers
1      Hazardous Materials Locker

       COMPUTERS, PRINTERS, ETC.
1      Computer with Monitor
1      printer

       VEHICLES

1      1987 Dodge Pick-4 Truck